EXHIBIT 99.2

Media Contact: Kekst & Co.                  STILWELL
      Robert Siegfried (212-521-4832)       FINANCIAL INC.
      Michael Herley (212-521-4897)
                                                   920 Main Street, 21st Floor
                                                  Kansas City, Missouri  64105

Investors Contact:                                            NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO

  Douglas E. Pittman (816-218-2415)    Release No. 2000-07    November 1, 2000
    Manager of Investor Relations

                                  {News Release}

                             STILWELL FINANCIAL INC.
                   REPORTS ASSETS UNDER MANAGEMENT INFORMATION
                             AS OF OCTOBER 31, 2000



Kansas City, Missouri

Stilwell Financial Inc. ("Stilwell"; the "Company"; NYSE: SV) today announced that assets under management as of the close of market on October 31, 2000 totaled approximately $300 billion. Average assets under management for the month of October 2000 totaled approximately $301 billion. For the ten months ended October 31, 2000, average assets under management were approximately $307 billion.

The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 82.3% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 88% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; DST Systems, Inc., an equity investment in which Stilwell holds an approximately 32% interest; and miscellaneous other subsidiaries and equity investments.

                                   * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and filed by the Company with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

                              ............. The End